UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

FULCRUM THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a summary of the matters voted on at the 2022 annual meeting of stockholders of Fulcrum Therapeutics, Inc., or Fulcrum, held on June 8, 2022.

a)

Fulcrum’s stockholders elected Kate Haviland, Katina Dorton and Robert Gould as class III directors, for a three-year term ending at the annual meeting of stockholders to be held in 2025 and each until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the three class III directors are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kate Haviland	25,135,506	5,600,007	3,833,819
Katina Dorton	27,146,569	3,588,944	3,833,819
Robert Gould	26,665,833	4,069,680	3,833,819

b)

Fulcrum’s stockholders ratified the selection of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such ratification are as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,538,061	20,325	10,946	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: June 9, 2022	By:	/s/ Curt Oltmans
Name: Curt Oltmans
Title: General Counsel